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                                                                    Exhibit 99.1


                         [STERLING BANCORP LETTERHEAD]


John W. Tietjen                                      Kimberly Storin
Executive Vice President &                           Media Relations
Chief Financial Officer                              The MWW Group
Sterling Bancorp                                     kstorin@mww.com
john.tietjen@sterlingbancorp.com                     212.827.3752
212.757.8035

 STERLING NATIONAL BANK EXPANDS INTO WESTCHESTER COUNTY FOCUSING ON SMALL- AND
        MIDDLE-MARKET BUSINESSES, RESIDENTIAL AND COMMERCIAL REAL ESTATE

STERLING EXPANDS PRESENCE BY ESTABLISHING A NEW REGIONAL BANKING CENTER

      NEW YORK, N.Y., December 22, 2003 - Sterling National Bank, the principal banking subsidiary of financial holding company Sterling Bancorp (NYSE: STL), today announced an agreement to acquire deposits and a branch located at One Executive Boulevard in Yonkers, New York from City & Suburban Federal Savings Bank. The acquisition marks Sterling National Bank's expansion into the vibrant Westchester marketplace and will be the bank's tenth banking location in New York. The transaction is anticipated to close in February 2004, pending regulatory approvals and certain other conditions of closing. Sterling recently announced plans to open an office in Long Island City, New York later this month.

      "The Westchester business community is a great fit for Sterling," said Louis J. Cappelli, Chairman of Sterling National Bank. "With strong business growth in the area there is a market for our broad range of products and the personalized, `high-touch' customer service that Sterling has been offering its customers for the past 75 years. The high concentration of entrepreneurial businesses and a surge in home buying in Yonkers and Westchester County also represents an important growth opportunity for Sterling National Bank."

      The Westchester facility will consist of a regional banking center which includes a commercial lending unit and retail branch office as well as expanded residential mortgage facility for local residents and employees. The branch office facilities include a 24-hour ATM and convenient drive-up facilities.

      Sterling's experienced team of professionals in Westchester will offer a broad range of banking and financial service products, as well as the latest in technology, customized to meet each client's requirements. Sterling's banking capabilities range from online banking to sophisticated financing, including commercial loans, factoring, asset-based lending, equipment leasing, alternative


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                                                                    Exhibit 99.1


forms of financing, commercial mortgages, private and professional banking, automated letter of credit products and cash management services. Also offered at this location will be various residential mortgage options including conforming and non-conforming loans. Sterling will assume and continue to service existing City & Suburban deposit accounts at the Westchester facility.

ABOUT STERLING BANCORP

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.7 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, North Carolina and mid-Atlantic States, and conducts business throughout the U.S.

This press release may contain statements including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements contained herein regarding matters that are not historical facts and that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business -- Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


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